UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2016

CHROMADEX CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number: 000-53290

Delaware	26-2940963
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

10005 Muirlands Boulevard
Suite G
Irvine, California 92618
(Address of principal executive offices, including zip code)

949-419-0288
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On October 21, 2016, Kurt Gustafson was appointed to the Board of Directors (the “Board”) of ChromaDex Corporation (the “Company”). Mr. Gustafson was also appointed to serve as chairperson of the Audit Committee of the Board (the “Audit Committee”).

In accordance with the Company’s non-employee director compensation policy, Mr. Gustafson is entitled to receive an initial grant consisting of a nonstatutory stock option to purchase 40,000 shares of the Company’s common stock (the “Common Stock”), which shares will vest in a series of three equal annual installments. Mr. Gustafson will also be entitled to receive a $30,000 annual cash retainer for service as director and a $20,000 annual cash retainer for service as chairperson of the Audit Committee, and will be eligible to receive additional equity compensation in the future. Mr. Gustafson will enter into the Company’s standard form of indemnification agreement. The Company is not aware of any transaction involving Mr. Gustafson requiring disclosure under Item 404(a) of Regulation S-K.

On October 27, 2016, the Company issued a press release announcing Mr. Gustafson’s appointment to the Board, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

ExhibitNo.	Description
99.1	Press Release dated October 27, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2016	CHROMADEX CORPORATION

	By:	/s/ Frank L. Jaksch, Jr.
Frank L. Jaksch, Jr.
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release dated October 27, 2016